EXHIBIT 10.23

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 20th day of December, 2012, by and among (i) TETRAPHASE PHARMACEUTICALS, INC., a Delaware corporation with offices located at 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472 (“Tetraphase”), TETRAPHASE SECURITIES CORPORATION, a Massachusetts corporation with offices located at 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472 (“Tetraphase Securities”; Tetraphase and Tetraphase Securities are referred to herein, individually and collectively, jointly and severally, as “Borrower”), (ii) SILICON VALLEY BANK, a California corporation with an office located at 275 Grove Street, Suite 2-200, Newton, MA 02466 (“SVB”), (iii) OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), (iv) each of the other Lenders, listed on Schedule 1.1 hereof or otherwise a party thereto from time to time, including SVB and Oxford in their capacities as Lenders, (each a “Lender” and collectively, the “Lenders”), and (v) SVB, as agent (in such capacity, the “Agent”) for the Lenders.

RECITALS

A. Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of May 16, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Each Lender extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Lenders amend the Loan Agreement to (i) provide a new 2012 Term Loan in an amount of Nine Million Two Hundred Thousand Dollars ($9,200,000.00), and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Each Lender has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1 (Promise to Pay). Section 2.1 is amended in its entirety and replaced with the following:

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans and/or 2012 Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Section 2.2.1 (2012 Term Loans). The Loan Agreement is amended by inserting the following new Section to appear as Section 2.2.1 thereof:

2.2.1 2012 Term Loans.

(a) Availability. (i) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the 2012 First Draw Period, to make term loans to Borrower in an aggregate amount up to Six Million Two Hundred Thousand Dollars ($6,200,000) according to each Lender’s 2012 Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “2012 Term A Loan”, and collectively as the “2012 Term A Loans”). After repayment, no 2012 Term A Loan may be re-borrowed.

(ii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the 2012 Second Draw Period, to make term loans to Borrower in an aggregate amount up to Three Million Dollars ($3,000,000) according to each Lender’s 2012 Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “2012 Term B Loan”, and collectively as the “2012 Term B Loans”; each 2012 Term A Loan or 2012 Term B Loan is hereinafter referred to singly as a “2012 Term Loan” and the 2012 Term A Loans and the 2012 Term B Loans are hereinafter referred to collectively as the “2012 Term Loans”). After repayment, no 2012 Term B Loan may be re-borrowed.

(b) Repayment. (i) For the 2012 Term A Loans, Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of the 2012 Term A Loans, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the applicable 2012 Amortization Date. Commencing on the applicable 2012 Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s 2012 Term A Loan, (2) the effective rate of interest, as determined in Section 2.3(a)(ii), and (3) a repayment schedule equal to thirty-three (33) months. All unpaid principal and accrued and unpaid interest with respect to the 2012 Term A Loans is due and payable in full on the applicable 2012 Maturity Date. The 2012 Term A Loans may only be prepaid in accordance with Sections 2.2.1(c) and 2.2.1(d).

(ii) For the 2012 Term B Loans, Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of the 2012 Term B Loans, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the applicable 2012 Amortization Date. Commencing on the applicable 2012 Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s 2012 Term B Loan, (2) the effective rate of interest, as determined in Section 2.3(a)(ii), and (3) a repayment schedule equal to thirty-three (33) months. All unpaid principal and accrued interest with respect to the 2012 Term B Loans is due and payable in full on the 2012 Maturity Date. The 2012 Term B Loans may only be prepaid in accordance with Sections 2.2.1(c) and 2.2.1(d).

(c) Mandatory Prepayments. If the 2012 Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the 2012 Term Loans plus accrued interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other sums, that shall have become due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the 2012 Maturity Date, if the Final Payment has not previously been paid in full in connection with the prepayment of the 2012 Term Loans in full, Borrower shall pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the unpaid amount of the Final Payment in respect of the 2012 Term Loan(s).

(d) Permitted Prepayment of 2012 Term Loans. Borrower shall have the option to prepay all, but not less than all, of the 2012 Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Agent of its election to prepay the 2012 Term Loans at least ten (10) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the 2012 Term Loans plus accrued interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other sums, that shall have become due and payable, including Lenders’ Expenses, if any, and interest at the Default Rate with respect to any past due amounts.

2.3 Section 2.3(a) (Interest Rate). Section 2.3(a) is amended in its entirety and replaced with the following:

(a) Interest Rate.

(i) Term Loans. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a fixed per annum rate (which rate shall be fixed for the duration of the applicable Term Loan) equal to the Basic Rate, determined by Agent on the Funding Date of the applicable Term Loan, which interest shall be payable monthly in accordance with Sections 2.2(b) and 2.3(e). Interest shall accrue on each Term Loan commencing on, and including, the day on which the Term Loan is made, and shall accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid.

(ii) 2012 Term Loans. Subject to Section 2.3(b), the principal amount outstanding under the 2012 Term Loans shall accrue interest at a fixed per annum rate (which rate shall be fixed for the duration of the applicable 2012 Term Loan) equal to the Basic Rate, determined by Agent on the Funding Date of the applicable 2012 Term Loan, which interest shall be payable monthly in accordance with Sections 2.2.1(b) and 2.3(e). Interest shall accrue on each 2012 Term Loan commencing on, and including, the day on which the 2012 Term Loan is made, and shall accrue on a 2012 Term Loan, or any portion thereof, for the day on which the 2012 Term Loan or such portion is paid.

2.4 Section 2.4 (Secured Promissory Notes). Section 2.4 is amended in its entirety and replaced with the following:

2.4 Secured Promissory Notes. Each Term Loan and/or 2012 Term Loan shall be evidenced by a Secured Promissory Note in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth herein. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan and/or 2012 Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan and/or 2012 Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan and/or 2012 Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower hereunder or under any Secured Promissory Note to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit (including a customary indemnity) of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.5 Section 3.2 (Conditions Precedent to all Credit Extensions). Section 3.2(c) is amended in its entirety and replaced with the following:

(c) in such Lender’s reasonable discretion, there has not been any Material Adverse Change or any material adverse deviation in the consolidated financial condition of Borrower from the financial condition projected in the slides prepared for the November 13, 2012 due diligence discussions and provided to the Lenders on November 13, 2012; and

2.6 Section 3.2 (Conditions Precedent to all Credit Extensions). Section 3.2(c) is amended by inserting the following new provisions to appear as subsections (d) and (e) thereof:

(d) in connection with the 2012 Term A Loan, a Warrant to Purchase Stock issued by Borrower to SVB, in form and substance acceptable to SVB;

(e) in connection with each 2012 Term Loan, a Warrant to Purchase Stock issued by Borrower to Oxford, in form and substance acceptable to Oxford; and

(f) duly executed original Secured Promissory Notes, in the aggregate principal amount of the applicable 2012 Term Loan, in favor of each Lender according to its Term Loan Commitments.

2.7 Section 3.4 (Procedures for Borrowing). Section 3.4 is amended in its entirety and replaced with the following:

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan and/or 2012 Term Loan set forth in this Agreement, to obtain a Term Loan and/or 2012 Term Loan, Borrower shall notify Agent (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time at least three (3) Business Days prior to the date the Term Loan and/or 2012 Term Loan is to be made. Together with any such electronic or facsimile notification, Borrower shall deliver to Agent by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee and each of the documents required pursuant to Section 3.2(d) and (e) hereof. Upon receipt of a Payment/Advance Form and each of the documents set forth in Section 3.2(d) and (e) hereof, Agent shall promptly provide a copy of the same to each Lender. Agent may rely on any telephone notice given by a person whom Agent reasonably believes is a Responsible Officer or designee. On the Funding Date, each Lender shall credit and/or transfer (as applicable) to Borrower’s Designated Deposit Account, an amount equal to its Term Loan Commitment.

2.8 Section 5.4 (No Material Deterioration in Financial Condition; Financial Statements). Section 5.4 is amended in its entirety and replaced with the following:

5.4 No Material Deterioration in Financial Condition; Financial Statements. All consolidated financial statements for Borrower and its Subsidiaries delivered to Agent fairly present, in all material respects the consolidated financial condition of Borrower and its Subsidiaries and the consolidated results of operations of Borrower and its Subsidiaries. On and prior to December 31, 2011, there has not been any material adverse deviation in the consolidated financial condition of Borrower from the financial condition projected in the slides prepared for the April 27, 2011 meeting of Tetraphase’s Board of Directors and provided to the Lenders on April 25, 2011. After December 31, 2011 and prior to the 2012 Effective Date, there has not been any material adverse deviation in the consolidated financial condition of Borrower from the Annual Projections submitted to Agent pursuant to Section 6.2(a)(iii). After the 2012 Effective Date and prior to the delivery of the Annual Projections submitted to Agent pursuant to Section 6.2(a)(iii) for 2013, there has not been any material adverse deviation in the consolidated financial condition of Borrower from the financial condition projected in the slides prepared for the November 13, 2012 due diligence discussions and provided to the Lenders on November 13, 2012. From and after the delivery of the Annual Projections submitted to Agent pursuant to Section 6.2(a)(iii) for 2013, there has not been any material adverse deviation in the consolidated financial condition of Borrower from the Annual Projections submitted to Agent pursuant to Section 6.2(a)(iii).

2.9 Section 7.2 (Changes in Business, Management, Ownership, or Business Locations). Section 7.2(c)(i) is amended by deleting “Term Loans” therein and inserting in lieu thereof the following “Term Loans and 2012 Term Loans”.

2.10 Section 8.1 (Payment Default). Section 8.1 is amended in its entirety and replaced with the following:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date and/or the 2012 Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

2.11 Section 9.4 (Application of Payments and Proceeds). Section 9.4 is amended in its entirety and replaced with the following:

9.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and/or 2012 Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Agent and other Lenders for purposes of perfecting Agent’s security interest therein.

2.12 Section 12.6 (Amendments in Writing; Integration). Section 12.6 is amended in its entirety and replaced with the following:

12.6 Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and the Required Lenders provided that

(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii) no such amendment, waiver or modification that would affect the rights and duties of Agent shall be effective without Agent’s written consent or signature;

(iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan and/or 2012 Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan and/or 2012 Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan and/or 2012 Term Loan or of interest on any Term Loan and/or 2012 Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

(iv) the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b) Other than as expressly provided for in Section 12.6(a)(i)-(iii), Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c) This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

2.13 Section 12.9 (Confidentiality). Section 12.9 is amended in its entirety and replaced with the following:

12.9 Confidentiality. In handling any confidential information of Borrower, the Lenders and Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information. Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

2.14 Section 13.1 (Cooperation of Borrower). Section 13.1 is amended in its entirety and replaced with the following:

13.12 Cooperation of Borrower. If necessary, Borrower agrees to (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (ii) make Borrower’s management available to meet with Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing) and (iii) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan and/or 2012 Term Loan reasonably may request. Subject to the provisions of Section 12.9 Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

2.15 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Basic Rate” means with respect to: (a) Term Loans, the per annum rate of interest (based on a year of 360 days) equal to the greater of (i) 10.00% and (ii) the sum of (x) the Prime Rate three (3) Business Days prior to the Funding Date of such Term Loan, plus (y) 6.00%, and (b) 2012 Term Loans, the per annum rate of interest (based on a year of 360 days) equal to the greater of (i) 9.00% and (ii) the sum of (x) WSJ Prime Rate three (3) Business Days prior to the Funding Date of such 2012 Term Loan, plus (y) 5.75%.

“Credit Extension” is any Term Loan, 2012 Term Loan, or any other extension of credit by Agent or Lenders for Borrower’s benefit.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of:

(A) with respect to Term Loans: (i) the Maturity Date, or (ii) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares, and

(b) with respect to 2012 Term Loans: (i) the applicable 2012 Maturity Date, or (ii) the acceleration of any 2012 Term Loan, or (c) the prepayment of a 2012 Term Loan pursuant to Section 2.2.1(c) or (d), equal to the original principal amount of such 2012 Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.”

“Final Payment Percentage” is (a) for Term Loans, 2.75% and (b) for 2012 Term Loans, 2.90%.

“Prepayment Fee” means with respect to any:

(A) Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i) for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, four percent (4.00%) of the principal amount of such Term Loan prepaid;

(ii) for a prepayment made after the date which is after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, two percent (2.00%) of the principal amount of the Term Loans prepaid; and

(iii) for a prepayment made after the date which is after the second anniversary of the Funding Date of such Term Loan but prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

(B) 2012 Term Loan subject to prepayment prior to the applicable 2012 Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i) for a prepayment made on or after the Funding Date of such 2012 Term Loan through and including the first anniversary of the Funding Date of such 2012 Term Loan, four percent (4.00%) of the principal amount of such 2012 Term Loan prepaid;

(ii) for a prepayment made after the date which is after the first anniversary of the Funding Date of such 2012 Term Loan through and including the second anniversary of the Funding Date of such 2012 Term Loan, two percent (2.00%) of the principal amount of such 2012 Term Loan prepaid; and

(iii) for a prepayment made after the date which is after the second anniversary of the Funding Date of such 2012 Term Loan but prior to the applicable 2012 Maturity Date, one percent (1.00%) of the principal amount of such 2012 Term Loan prepaid.

“Pro Rata Share” means, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans and 2012 Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans and 2012 Term Loans.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan and/or 2012 Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan and 2012 Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan and/or 2012 Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and 2012 Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan and/or 2012 Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan and/or 2012 Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to make a Term Loan and/or 2012 Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

2.16 Section 13.1 (Definitions). The Loan Agreement is amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“2012 Amortization Date” is for each 2012 Term Loan, the first Payment Date following the six (6) month anniversary of the Funding Date of such 2012 Term Loan, provided that if the Funding Date occurs on the first (1st) calendar day of the month, the Amortization Date for such 2012 Term Loan shall be the six (6) month anniversary of the Funding Date of such 2012 Term Loan.

“2012 Effective Date” is December 20, 2012 (date of this Amendment).

“2012 First Draw Period” means the period commencing on the 2012 Effective Date and ending on the earlier of (i) December 31, 2012 and (ii) the occurrence of an Event of Default.

“2012 Maturity Date” is, for each 2012 Term Loan, the Payment Date that is thirty-two (32) months after the applicable 2012 Amortization Date for such 2012 Term Loan.

“2012 Second Draw Period” means the period commencing upon the occurrence of the Milestone Event and ending on the earlier of (i) February 28, 2013 and (ii) the occurrence of an Event of Default.

“2012 Term Loan” is defined in Section 2.2.1(a)(ii) hereof.

“2012 Term A Loan” is defined in Section 2.2.1(a)(i) hereof.

“2012 Term B Loan” is defined in Section 2.2.1(a)(ii) hereof.

“Board” means Borrower’s board of directors.

“FDA” means the United States Food and Drug Administration.

“Milestone Event” means: (i) Borrower has delivered to Agent and Lenders, certified Board minutes, in form and substance acceptable to Lenders in their good faith business judgment, evidencing the Board’s decision, based upon a positive meeting with the FDA regarding the results of the phase II trials relating to intravenously-administered eravacycline, to proceed with a phase III trial relating to intravenously-administered eravacycline, and (ii) based on conversations with Borrower’s management and Board, satisfactory to Lenders in their good faith business judgment, the financing strategy proposed by Borrower will enable Borrower to satisfy its Obligations as they become due and payable.

“WSJ Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by Agent as its prime rate in effect at its principal office in the State of California (such Agent announced Prime Rate not being intended to be the lowest rate of interest charged by Agent in connection with extensions of credit to debtors).

2.17 Schedule 1.1 (Lenders and Commitments). Schedule 1.1 is amended in its entirety and replaced with Schedule 1.1 in the form of Exhibit A attached hereto.

2.18 Exhibit B (Loan Payment/Advance Request Form). The Loan Payment/Advance Request From is amended in its entirety and replaced with the Loan Payment/Advance Form in the form of Exhibit B attached hereto.

2.19 Exhibit D (Promissory Note). The Promissory Note is amended in its entirety and replaced with the Promissory Note in the form of Exhibit C attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate in connection with this Amendment (the “Updated Perfection Certificate”) dated as of December 20, 2012, which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of May 16, 2011. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Agent of (i) this Amendment by each party hereto and (ii) each of the closing deliverables set forth on the Document Agenda attached as Exhibit D hereto, and (b) Borrower’s payment of (i) an amendment fee in an amount equal to Fifty Thousand Dollars ($50,000) to be shared between the Lenders pursuant to their respective Commitment Percentages, and (ii) Lenders’ Expenses.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

TETRAPHASE PHARMACEUTICALS, INC.

By	/s/ David Lubner
Name:	David Lubner
Title:	Senior Vice Predisent and Chief Financial Officer

TETRAPHASE SECURITIES CORPORATION

By	/s/ David Lubner
Name:	David Lubner
Title:	Senior Vice Predisent and Chief Financial Officer

AGENT AND LENDERS:

SILICON VALLEY BANK, as Agent and a Lender

By	/s/ Kathleen Walsh
Name:	Kathleen Walsh
Title:	Relationship Manager

OXFORD FINANCE LLC, as a Lender

By	/s/ Timothy A. Lex
Name:	Timothy A. Lex
Title:	Chief Operating Officer

OXFORD FINANCE FUNDING TRUST 2012-1
By: Oxford Finance LLC, as servicer

By	/s/ Timothy A. Lex
Name:	Timothy A. Lex
Title:	Chief Operating Officer

Exhibit A

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Term Loans

Term A Loans

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance Funding Trust 2012-1	$750,000	50%
Silicon Valley Bank	$750,000	50%

TOTAL	$1,500,000	100.00%

Term B Loans

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance Funding Trust 2012-1	$3,250,000	50%
Silicon Valley Bank	$3,250,000	50%

TOTAL	$6,500,000	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance Funding Trust 2012-1	$4,000,000	50%
Silicon Valley Bank	$4,000,000	50%

TOTAL	$8,000,000	100.00%

2012 Term Loans

2012 Term A Loans

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance LLC	$3,100,000	50%
Silicon Valley Bank	$3,100,000	50%

TOTAL	$6,200,000	100.00%

2012 Term B Loans

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance LLC	$1,500,000	50%
Silicon Valley Bank	$1,500,000	50%

TOTAL	$3,000,000	100.00%

Aggregate (all 2012 Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance LLC	$4,600,000	50%
Silicon Valley Bank	$4,600,000	50%

TOTAL	$9,200,000	100.00%

Exhibit B

EXHIBIT B

Loan Payment/Advance Request Form

DISBURSEMENT LETTER

The undersigned, being the duly elected and acting                      of TETRAPHASE PHARMACEUTICALS, INC., a Delaware corporation with offices located at 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472 (“Tetraphase”) and TETRAPHASE SECURITIES CORPORATION, a Massachusetts corporation with offices located at 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472 (“Tetraphase Securities”; Tetraphase and Tetraphase Securities are referred to herein, individually and collectively, jointly and severally, as “Borrower”), does hereby certify in such capacity to SILICON VALLEY BANK, as Agent (the “Agent”) in connection with that certain Loan and Security Agreement dated as of May 16, 2011 by and between Borrower, the Lenders party thereto and Agent, as amended by that certain First Amendment to Loan and Security Agreement dated as of December     , 2012 by and between the Borrower, the Lenders party thereto and Agent (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2. No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3. Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of the 2012 Term Loan to be made on or about the date hereof have been satisfied or waived by Agent.

5. No Material Adverse Change has occurred.

6. The undersigned is a Responsible Officer.

7. Attached as Exhibit A is the amortization schedule for such 2012 Term Loan.

8. The proceeds for the 2012 Term Loan shall be disbursed as follows:

Disbursement from Silicon Valley Bank:
Loan Amount	$.

Less:
— Lender’s Legal Fees and Expenses	($	)
— Interim Interest	($	)

Net Proceeds due from Silicon Valley Bank:	$

Disbursement from Oxford:
Loan Amount	$

Less:
— Interim Interest	($	)

Net Proceeds due from Oxford:	$

The aggregate net proceeds of the 2012 Term Loan in the amount of $         shall be transferred to Borrower’s account as follows:

Account Name:	Tetraphase Securities Corporation
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive, Santa Clara, CA 96054
Account Number:	3300552835
ABA Number:	121140399

Dated:                     , 2012

BORROWER:

TETRAPHASE PHARMACEUTICALS, INC.

By
Name:
Title:

TETRAPHASE SECURITIES CORPORATION

By
Name:
Title:

AGENT AND LENDERS:

SILICON VALLEY BANK, as Agent and a Lender

By
Name:
Title:

OXFORD FINANCE LLC, as a Lender

By
Name:
Title:

OXFORD FINANCE FUNDING TRUST 2012-1
By: Oxford Finance LLC, as servicer

By
Name:
Title:

Exhibit A to Disbursement Letter

Amortization Schedule – attached hereto

Exhibit C

EXHIBIT D

SECURED PROMISSORY NOTE

$	Dated: , 2012

FOR VALUE RECEIVED, the undersigned,                     , a                      corporation with offices located at                      (“Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC/SILICON VALLEY BANK (“Lender”) the principal amount of [                    ] MILLION DOLLARS [($        )] or such lesser amount as shall equal the outstanding principal balance of the 2012 Term Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of 2012 Term Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated May 16, 2011 by and among Borrower, Silicon Valley Bank, as Agent and as a Lender, and the Lenders from time to time party thereto, as amended by that certain First Amendment to Loan and Security Agreement dated as December     , 2012 by and among Borrower, Silicon Valley Bank, as Agent and as a Lender, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the applicable 2012 Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower agrees to pay any initial partial monthly interest payment from the date the 2012 Term Loan is made to Borrower under this Secured Promissory Note (this “Note”) to the first Payment Date (“Interim Interest”) on the first Payment Date.

Principal, interest and all other amounts due with respect to the 2012 Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Note. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured 2012 Term Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2.1 (c) and Section 2.2.1(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the 2012 Term Loan, interest on the 2012 Term Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

Note Register; Ownership of Note. The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

TETRAPHASE PHARMACEUTICALS, INC.

By
Name:
Title:

TETRAPHASE SECURITIES CORPORATION

By
Name:
Title:

Exhibit D

SILICON VALLEY BANK

OXFORD FINANCE LLC

TERM LOAN FACILITY

WITH

TETRAPHASE PHARMACEUTICALS, INC.

Responsible Party[1]

AUTHORITY DOCUMENTS

I. Tetraphase Pharmaceuticals, Inc. (“TPI”)

Certificate of Incorporation, as amended (certified by Delaware SOS within 30 days of the 2012 Effective Date)	BC

By-Laws, as amended	BC

Certificate of Good Standing (Long Form) – Delaware	BC

Certificate of Foreign Qualification – Massachusetts	BC

Secretary’s Corporate Borrowing Certificate	AC

Copy of Shareholder Consent	BC

II. Tetraphase Securities Corporation (“TSC”)

Articles of Organization, as amended (certified by Massachusetts SOC within 30 days of the 2012 Effective Date)	BC

By-Laws, as amended	BC

Certificate of Good Standing (Long Form) – Massachusetts	BC

Certificates of Foreign Qualification – as applicable	N/A

Secretary’s Corporate Borrowing Certificate	AC

Shareholder Consent, if necessary	N/A

[1]	AC = Agent’s Counsel - Riemer & Braunstein LLP
BC = Borrower’s Counsel – Wilmer, Cutler, Pickering Hale & Dorr LLP

Responsible Party[1]

LOAN DOCUMENTS

First Amendment to Loan and Security Agreement	AC

Secured Promissory Notes (a) SVB (b) Oxford	AC

Disbursement Letter	AC

Payment Advance Form	AC

Perfection Certificate (to be completed by Borrower and delivered to Lenders prior to closing)	AC/BC

Post-Closing Letter, if necessary	AC

Warrants SVB Oxford	AC

MISCELLANEOUS

UCC and other Lien Searches for each Borrower	AC

Intellectual Property Search Results	AC

Legal Opinion of Borrower’s counsel	BC

Evidence of Insurance (On Acord 28 and Acord 25 Forms)	BC

Insurance Policy Endorsements	BC

Invoice for Loan Charges	AC

Payment of Fees	Borrower

Lenders’ Fees Legal Fees and Expenses

Capitalization Table	BC